As filed with the Securities and Exchange Commission on April 4, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 30, 2006


                            W. R. BERKLEY CORPORATION
                            -------------------------
                     (Exact name of registrant as specified
                                 in its charter)


   Delaware                          1-15202                    22-1867895
   --------                          -------                    ----------
(State or other jurisdiction     (Commission File              (IRS Employer
of incorporation)                    Number)                Identification No.)

     475 Steamboat Road, Greenwich, CT                        06830
     ---------------------------------                        -----
     (Address of principal executive offices)               (Zip Code)


    Registrant's telephone number, including area code:   (203) 629-3000
                                                          --------------

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     In 2004, W. R. Berkley Corporation (the "Company") adopted and its stockholders approved the W. R. Berkley Corporation 2004 Long-Term Incentive Compensation Plan (the "LTIP"). The LTIP is a cash-based plan that does not provide for the payment of any equity compensation. It is designed to encourage teamwork among certain key employees of the Company and its subsidiaries and affiliates to foster the achievement of the Company's long-term goals, to reward these employees with pay that relates to the Company's performance and to provide a means through which the Company may attract, motivate and retain talented individuals who can assist the Company in achieving its long-term goals. Compensation payable under the LTIP is based on long-term corporate performance and is tied to an increase in stockholder value. On March 30, 2006 the Company's Compensation and Stock Option Committee granted new awards under the LTIP to certain key employees. The following table shows the number of LTIP units ("Units") and the material terms of such awards granted to each of the specified executive officers:

         LONG -TERM INCENTIVE PLAN - - AWARDS GRANTED MARCH 30, 2006

    Estimated Future Payouts Under Long-Term Incentive Compensation Plan (1)
    ------------------------------------------------------------------------

                                             Performance
                         Number of           Period Until
                         Units Awarded(#)    Maturation or    5 Years Maximum($)
Name                                         Payout(1)

William R. Berkley       40,000              5 years           $10,000,000

W. Robert Berkley, Jr.   10,000              5 years           $ 2,500,000

Ira S. Lederman           4,000              5 years           $ 1,000,000

Eugene G. Ballard         4,000              5 years           $ 1,000,000

James G. Shiel            3,500              5 years           $   875,000


(1) Each of these Units had a $-0- value at the time of grant. The future payout value for each Unit is determined by multiplying the aggregate year-to-year increase in the per-share book value of the Company's common stock over the five-year performance period by a factor of 19. The dollar value of the award to each named executive is the product of that per-Unit value and the number of Units awarded to each such executive. The dollar value of the awards will be paid to the executives at the end of the five-year performance period, subject to earlier payout upon a termination of employment on account of death, disability or retirement, upon a change of control of the Company or the achievement of the awards' maximum payout value of $250 per Unit. The Units are subject to forfeiture if certain continued employment conditions are not satisfied through the end of the performance period. The Units are also subject to forfeiture or recapture in the event the executive violates certain non-competition provisions required by the award during the performance period and for two years following the end of the performance period.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        W. R. BERKLEY CORPORATION


                                        By:  /s/ Eugene G. Ballard
                                             -----------------------------------
                                             Name:  Eugene G. Ballard
                                             Title: Senior Vice President,
                                                    Chief Financial Officer
                                                    and Treasurer


Date:  April 3, 2006